UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 19, 2016
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	1-8993	94-2708455
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

80 South Main Street, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Process

Our Compensation Committee is responsible for approving our compensation practices that affect executive officers and it specifically approves all compensation for our executive officers and for any employee with annual target compensation in excess of $1.5 million, other than employees of OneBeacon Insurance Group, Ltd. (“OneBeacon”). Our Compensation Committee determined that it would fully delegate to the Compensation Committee of the Board of Directors of OneBeacon authority for the compensation of OneBeacon’s officers.

Sale of Sirius Group

On April 18, 2016, White Mountains completed the sale of Sirius International Insurance Group, Ltd., an exempted Bermuda limited liability company, and its subsidiaries (“Sirius Group”) to CM International Holding PTE Ltd., the Singapore-based investment arm of China Minsheng Investment Corp., Ltd. Effective as of that date, Allan L. Waters is no longer an executive officer of the Company. No new incentive awards were made to him from the Company in 2016.

Base Salaries

We made no changes to base salaries for our NEOs. Each of our NEOs receives a salary of $500,000.

Annual Bonus Programs

The Compensation Committee approved 2015 annual bonuses, subject to the closing of the sale of Sirius Group, for the following NEOs under the Company’s annual bonus programs. The annual bonuses were as follows: Raymond Barrette, $750,000; David T. Foy, $750,000; Allan L. Waters, $267,857; Reid T. Campbell, $850,000 and Robert L. Seelig, $750,000.

For 2016, the target annual bonus for each NEO, other than Mr. Waters, is $375,000.

Special Bonus

In connection with the closing of the sale of Sirius Group, Mr. Seelig received a special award of $2,000,000.

Long-Term Incentive Award Payouts and Grants

2013-2015 Performance Cycle Award Payouts. The Compensation Committee approved payouts at 140% of target on WTM performance shares for the 2013-2015 performance share cycle, subject to the closing of the sale of Sirius Group. Messrs. Barrette, Foy, Waters, Campbell and Seelig received payouts of $13,602,456, $3,825,691, $1,513,273, $2,550,461 and $2,550,461, respectively.

Under the Sirius International Insurance Group, Ltd. (“Sirius”) 2013-2015 performance unit plan, Mr. Waters’ units were paid out at 144.9% of target and a unit value of $1,448, which resulted in a payout of $5,534,930.

2016-2018 Performance Cycle Grants. The Compensation Committee made the following long-term incentive grants to the NEOs for the 2016-2018 performance cycle: Mr. Barrette, 5,000 restricted shares; Mr. Foy, 2,400 performance shares and 2,400 restricted shares; Mr. Campbell, 2,000 performance shares and 2,000 restricted shares; and Mr. Seelig, 2,000 performance shares and 2,000 restricted shares. The number of performance shares awarded at the end of the cycle will range from 0% to 200% of the target number granted. At the end of the cycle, the Committee will use its judgment to evaluate management’s performance by taking into account all facts the Committee deems relevant including the Company’s growth in intrinsic business value per share to determine the payout of the performance shares on a 0%-200% scale. The restricted shares are scheduled to vest on January 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
DATED: April 22, 2016	By:	/s/ J. BRIAN PALMER J. Brian Palmer Managing Director and Chief Accounting Officer